SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2007

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers

Effective April 1, 2007, Neuralstem, Inc. (“Company”) appointed John Conron, age 56, as Chief Financial Officer. Mr. Conron, a Certified Public Accountant, joins the Company after 30 plus years in the field of corporate finance. Since 2003, Mr. Conron has been consulting early stage companies by providing critical outsource CFO functions such as implementation of accounting systems, creation and monitoring of internal controls, Sarbanes Oxley compliance, audit preparation, financial modeling and strategic planning. Prior to his work as a consultant, Mr. Conron worked for Cyberstar, Inc., a wholly owned subsidiary of Loral Space & Communications, Inc., where he held the position of CFO from 2000 to 2003. Mr. Conron joined Cyberstar from Transworld Telecommunications, Inc., a Qualcom spin-off which offered telecommunication services in Russia, where he served as CFO.

Mr. Conron also served as CFO and on the board of directors of Mercury Communications in London. Mercury is a European subsidiary of Cable & Wireless.

Mr. Conron has not entered into any related person transactions with the Company.

Item 8.01	Other Events

On April 10, 2007, Neuralstem, Inc. issued a press release announcing that appointment of John Conron as Chief Financial Officer.

A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated April 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC.

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: April 10, 2007